Exhibit 10.1

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is entered as of this 13th day of October, 2011 (the “Effective Date”) by and between Medgenics, Inc., a company organized under the laws of the State of Delaware (the “Company”) with principal U.S. offices located at 555 California Avenue, Suite 311, San Francisco, California  94104; and Clarence L. “Butch” Dellio, whose address is 4432 Grays Court, Concord, California  94518 (the “Executive”), to amend the terms of that certain Employment Agreement dated as of July 1, 2011 by and between the Company and the Executive (the “Agreement”).

1.           Incorporation of the Agreement.  All capitalized terms which are not defined herein shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same was set forth in its entirety.  To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Section 2 below, such terms and provisions shall be deemed superseded hereby.  Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.           Amendment of the Agreement.  As contemplated by Section 2.1 of the Agreement, the Company and the Executive have mutually agreed to increase the amount of time that the Executive will devote to his duties under the Agreement.  Accordingly, the parties hereby agree to the following amendments to the Agreement:

2.1.           Section 2.1 of the Agreement is hereby amended by deleting the number “50%” where it appears in each of the first and fourth lines of said Section 2.1, inserting in its place the number “75%”.

2.2.           Section 4.1 of the Agreement is hereby amended by deleting the words “($12,500”) per month” and inserting in their place the words “Eighteen Thousand, Seven Hundred and Fifty Dollars ($18,750”) per month.”

2.3.           Section 4.2 of the Agreement is amended by deleting the words “by 100%” and inserting in their place the word “proportionately”.

3.           Special Payment.  In recognition of the additional work performed by the Executive during the months of August and September 2011, the Company agrees to pay the Executive $6,250 upon the full execution of this Amendment.  The Company further agrees that the increased salary set forth in Section 2 above shall be payable from and after October 1, 2011 in recognition of the increased services provided by the Executive during the month of October 2011 prior to the Effective Date.

4.           Effectuation.  The amendments to the Agreement contemplated by this Amendment shall be deemed effective as of the date first written above upon the full execution of this Amendment and without any further action required by the parties hereto.  There are no conditions precedent or subsequent to the effectiveness of this Amendment.

5.           Counterparts.  This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

/s/ Eugene A. Bauer	/s/ Clarence L. Dellio
MEDGENICS , INC.	Clarence L. Dellio

By: Eugene A. Bauer,
       Executive Chairman of the Board of Directors